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                                                                   Exhibit 10.19
                                                                   -------------

                          Change-in-Control Agreement
                          ---------------------------

     THIS CHANGE-IN-CONTROL AGREEMENT by and between OPNET Technologies, Inc., a Delaware corporation (the "Company"), and Pradeep K. Singh (the "Executive") is made as of June 1, 2000 (the "Effective Date").

     As an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 1.1).

     1.   Key Definitions.

     As used herein, the following terms shall have the following respective meanings:

          1.1  "Change in Control" means an event or occurrence set forth in any
                -----------------
one or more of subsections (a) through (c) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 30% of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the
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following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a Business Combination (defined below) which complies with clauses (i) and (ii) of subsection (c) of this Section 1.1 or (iv) any acquisition by Marc A. Cohen or Alain J. Cohen (each such party is referred to herein as an "Exempt Person") of any shares of capital stock of the Company;

               (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of Directors of the Company (the "Board") (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such
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nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall
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be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

          (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

     1.2    "Change in Control Date" means the first date during the Term
             ----------------------
(as defined in Section 2) on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if (a) a Change in Control occurs,
(b) the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment.

     1.3  "Cause" means:
           -----

          (a) the Executive's willful and continued failure to substantially perform his reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board which specifically identifies the

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manner in which the Board believes the Executive has not substantially performed the Executive's duties; or

               (b) the Executive's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     For purposes of this Section 1.3, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

          1.4  "Good Reason" means the occurrence, without the Executive's
                -----------
written consent, of any of the events or circumstances set forth in clauses (a) through (g) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the Date of Termination specified in the Notice of Termination (each as defined in Section 3.2(a)) given by the Executive in respect thereof, such event or circumstance has been fully corrected and the Executive has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Executive).

               (a) the assignment to the Executive of duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date,
(ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the "Measurement Date"), or any other action or omission by the Company which results in a diminution in such position, authority or responsibilities;

               (b) a reduction in the Executive's annual base salary as in effect on the Measurement Date or as the same was or may be increased from time to time;

               (c) the failure by the Company to (i) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation program or policy) (a "Benefit Plan") in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance;

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               (d) a change by the Company in the location at which the
Executive performs his principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Executive's principal residence immediately prior to the Measurement Date and (ii) more than 50 miles from the location at which the Executive performed his principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;

               (e) the failure of the Company to obtain the agreement, in a form reasonably satisfactory to the Executive, from any successor to the Company to assume and agree to perform this Agreement, as required by Section 6.1;

               (f) a purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.2(a), which purported termination shall not be effective for purposes of this Agreement; or

               (g) any failure of the Company to pay or provide to the Executive any portion of the Executive's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of any employment agreement with the Executive.

     The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

          1.5  "Disability" means the Executive's absence from the full-time
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performance of the Executive's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

     2.   Term of Agreement.  This Agreement, and all rights and obligations of
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the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term (as defined below) if a Change in Control has not occurred during the Term, (b) the date 12 months after the Change in Control Date, if the Executive is still employed by the Company as of such later date, or (c) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive's employment with the Company terminates within 12 months following the Change in Control Date. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through March 31, 2003; provided, however, that commencing on April 1,
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2003 and each April 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.

     3.   Employment Status; Termination Following Change in Control.
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          3.1  Not an Employment Contract.  The Executive acknowledges that this
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Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the

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Executive from terminating employment at any time. If the Executive's employment with the Company terminates for any reason and subsequently a Change in Control shall occur, the Executive shall not be entitled to any benefits hereunder except as otherwise provided pursuant to Section 1.2.

          3.2  Termination of Employment.
               -------------------------

               (a) If the Change in Control Date occurs during the Term, any termination of the Executive's employment by the Company or by the Executive within 12 months following the Change in Control Date (other than due to the death of the Executive) shall be communicated by a written notice to the other party hereto (the "Notice of Termination"), given in accordance with Section 8. Any Notice of Termination shall: (i) indicate the specific termination provision (if any) of this Agreement relied upon by the party giving such notice, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) specify the Date of Termination (as defined below). The effective date of an employment termination (the "Date of Termination") shall be the close of business on the date specified in the Notice of Termination (which date may not be less than 15 days or more than 120 days after the date of delivery of such Notice of Termination), in the case of a termination other than one due to the Executive's death, or the date of the Executive's death, as the case may be.

               (b) The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting any such fact or circumstance in enforcing the Executive's or the Company's right hereunder.

               (c) Any Notice of Termination for Cause given by the Company must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Cause. Prior to any Notice of Termination for Cause being given (and prior to any termination for Cause being effective), the Executive shall be entitled to a hearing before the Board at which he may, at his election, be represented by counsel and at which he shall have a reasonable opportunity to be heard. Such hearing shall be held on not less than 15 days prior written notice to the Executive stating the Board's intention to terminate the Executive for Cause and stating in detail the particular event(s) or circumstance(s) which the Board believes constitutes Cause for termination.

               (d) Any Notice of Termination for Good Reason given by the Executive must be given within 90 days of the occurrence of the event(s) or circumstance(s) which constitute(s) Good Reason.

     4.   Benefits to Executive.
          ---------------------

          4.1  Compensation.  If the Change in Control Date occurs during the
               ------------
Term and the Executive's employment with the Company terminates within 12 months following the Change in Control Date, the Executive shall be entitled to the following benefits:

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          (a) Termination Without Cause or for Good Reason.  If the Executive's
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employment with the Company is terminated by the Company (other than for Cause,
Disability or death) or by the Executive for Good Reason within 12 months following the Change in Control Date, then the Executive shall be entitled to the following benefits:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                    (1) the sum of (A) the Executive's base salary through the Date of Termination, (B) the product of (x) the annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred) for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (C) the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the "Accrued Obligations"); and

                    (2) the amount equal to the sum of (x) the Executive's highest annual base salary while employed by the Company during the five-year period prior to the Change in Control Date and (y) the Executive's highest annual bonus while employed by the Company during the five-year period prior to the Change in Control Date.

               (ii) for 12 months after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes
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reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

               (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

               (iv) for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits to which the Executive is entitled, the Executive shall be considered to have remained employed by the Company until 12 months after the Date of Termination.

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               (b) Resignation without Good Reason; Termination for Death or
                   ---------------------------------------------------------
Disability.  If the Executive voluntarily terminates his employment with the
----------
Company within 12 months following the Change in Control Date, excluding a termination for Good Reason, or if the Executive's employment with the Company is terminated by reason of the Executive's death or Disability within 12 months following the Change in Control Date, then the Company shall (i) pay the Executive (or his estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive (or his estate, if applicable) the Other Benefits.

               (c) Termination for Cause.  If the Company terminates the
                   ---------------------
Executive's employment with the Company for Cause within 12 months following the Change in Control Date, then the Company shall (i) pay the Executive, in a lump sum in cash within 30 days after the Date of Termination, the sum of (A) the Executive's annual base salary through the Date of Termination and (B) the amount of any compensation previously deferred by the Executive, in each case to the extent not previously paid, and (ii) timely pay or provide to the Executive the Other Benefits.

          4.2  Mitigation.  The Executive shall not be required to mitigate the
               ----------
amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.1(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

     5.   Disputes.
          --------

          5.1  Settlement of Disputes; Arbitration.  All claims by the Executive
               -----------------------------------
for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Washington, D.C., in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          5.2  Expenses.  The Company agrees to pay as incurred, to the full
               --------
extent permitted by law, all legal, accounting and other fees and expenses which the Executive may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended; provided that the Company shall have no obligation under this Section 5.2 with respect to any such claims or contests by the Executive or others that are determined to be frivolous, with such determination to be made by the Board acting reasonably and in good faith.

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     6.   Successors.
          ----------

          6.1  Successor to Company.  The Company shall require any successor
               --------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

          6.2  Successor to Executive.  This Agreement shall inure to the
               ----------------------
benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or his family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     7.   Nondisclosure, Noncompete, Nonsolicitation and Ownership of Inventions
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Agreement.  The Employee shall execute, simultaneously with the execution of
---------
this Agreement, or otherwise upon the request of the Company, the Company's customary form of nondisclosure, noncompete, nonsolicitation and ownership of inventions agreement.

     8.   Notice.  All notices, instructions and other communications given
          ------
hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 3400 International Drive, N.W., Washington, D.C. 20008, and to the Executive at his address as set forth in the records of the Company (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

     9.   Miscellaneous.
          -------------

          9.1  Employment by Subsidiary.  For purposes of this Agreement, the
               ------------------------
Executive's employment with the Company shall not be deemed to have terminated solely as a result of the Executive continuing to be employed by a wholly-owned subsidiary of the Company.

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          9.2  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          9.3  Injunctive Relief.  The Company and the Executive agree that any
               -----------------
breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive shall have the right to specific performance and injunctive relief.

          9.4  Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the internal laws of the District of Columbia, without regard to conflicts of law principles.

          9.5  Waivers.  No waiver by the Executive at any time of any breach
               -------
of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

          9.6  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

          9.7  Tax Withholding.  Any payments provided for hereunder shall be
               ---------------
paid net of any applicable tax withholding required under federal, state or local law.

          9.8  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

          9.9  Amendments.  This Agreement may be amended or modified only by a
               ----------
written instrument executed by both the Company and the Executive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                              OPNET TECHNOLOGIES, INC.



                              By:   /s/ Marc A. Cohen
                                  --------------------------------
                                  Marc A. Cohen
                                  Chairman and Chief Executive Officer


                                    /s/ Pradeep K. Singh
                              ------------------------------------
                              Pradeep K. Singh

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